Exhibit 10.13.1

FIRST AMENDMENT TO TERM LOAN AGREEMENT

            THIS FIRST AMENDMENT TO TERM LOAN AGREEMENT (the “Amendment Agreement”) is made this 16th day of November, 2009, by and between by and among SUSQUEHANNA BANK, a Pennsylvania chartered bank (the “Bank”), as lender and by PURE EARTH TREATMENT (NJ), INC. (formerly named CASIE ECOLOGY OIL SALVAGE, INC.), a New Jersey corporation with a principal office at 3209 North Mill Rd., Vineland, NJ 08360, PURE EARTH RECYCLING (NJ), INC.  (formerly named MIDATLANTIC RECYCLING TECHNOLOGIES, INC.), a Delaware corporation with a principal office at 3137 Chammings Court, Vineland, NJ 08360, and REZULTZ, INCORPORATED,  a New Jersey corporation with a principal office at 3209 North Mill Rd., Vineland, NJ 08360, with joint and several liability (each individually a “Borrower” or “Obligor” and, collectively, “Borrower” or “Obligors”).

TERM LOAN AGREEMENT:  The Obligors entered into a Term Loan Agreement (the “Loan Agreement”), dated November 12, 2008, in regard to the Term Loan (as defined therein) in the principal amount of $8,000,000, with the Collateral (as defined therein) and the Loan Documents (as defined therein).

NAME CHANGES:

a.           On July 31, 2009, MIDATLANTIC RECYCLING TECHNOLOGIES, INC., a Delaware corporation, executed a Certificate of Amendment of Certificate of Incorporation with the State of Delaware changing its name to PURE EARTH RECYCLING (NJ), INC. On that same date, it also executed an Application for Amended Certificate of Authority with the State of New Jersey to evidence its name change.

b.           On July 31, 2009, CASIE ECOLOGY OIL SALVAGE, INC., a New Jersey corporation, executed a Certificate of Amendment to the Certificate of Incorporation with the State of New Jersey changing its name to PURE EARTH TREATMENT (NJ), INC. On that same date, it also executed Application for Amended Certificate of Authority with the State of Kentucky to evidence its name change.

INTEREST RATE AND REPAYMENT CHANGES: In conjunction with this Amendment Agreement, the Obligors have executed and delivered a First Amendment to Term Loan Note, dated as of even date herewith.

MODIFICATION FEE:  On January 15, 2009, the Borrower will pay to the Bank a non-refundable modification fee (the “Modification Fee”) in the amount of $5,000.00.

CONTINUING EFFECT: All of the terms and conditions contained under the Loan Documents shall continue to be fully effective, except to the extent that any of them are expressly modified by this Amendment Agreement.

MISCELLANEOUS PROVISIONS.

A.           The inapplicability or unenforceability of any provision of this Amendment Agreement shall not limit or impair the operation or validity of any other provision of this Amendment Agreement.

B.           The captions herein are for convenience and reference only and in no way define, limit, or describe the scope or intent of this Amendment Agreement or affect any of the terms or provisions hereof; and

C.           This Amendment Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New Jersey.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment Agreement the day and year first above written.

BANK:

SUSQUEHANNA BANK

By:/s/ Hugh J. Arbuthnot (SEAL)
Hugh J. Arbuthnot, Commercial Relationship Manager

BORROWER:

Attest:	PURE EARTH TREATMENT (NJ), INC. (formerly named CASIE ECOLOGY OIL SALVAGE, INC.), a New Jersey corporation

By:/s/ Joseph Kotrosits (SEAL)	By: /s/ Mark Alsentzer (SEAL)
Joseph Kotrosits, Secretary	Mark Alsentzer, President

Attest:	PURE EARTH RECYCLING (NJ), INC. (formerly named MIDATLANTIC RECYCLING TECHNOLOGIES, INC.), a Delaware corporation

By: /s/ Joseph Kotrosits (SEAL)	By: /s/ Mark Alsentzer (SEAL)
Joseph Kotrosits, Secretary	Mark Alsentzer, President

Attest:	REZULTZ, INCORPORATED, a New Jersey corporation

By: /s/ Joseph Kotrosits (SEAL)	By: /s/ Mark Alsentzer (SEAL)
Joseph Kotrosits, Secretary	Mark Alsentzer, President